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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Registration Statement on Form S-1 (File No. 333-86837) of HomeCom Communications, Inc. of our report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, dated March 29, 1999, except as to Note 12, which is as of September 7, 1999, and Note 13, which is as of October 1, 1999, relating to the financial statements of HomeCom Communications, Inc., which appears in such Registration Statement. We also consent to the reference to us under the caption "Experts" in such Registration Statement.



PRICEWATERHOUSECOOPERS LLP
Atlanta, Georgia
December 7, 1999